EXHIBIT 12.3
                             ASSIGNMENT OF LICENSE

        THIS ASSIGNMENT OF LICENSE, made this 26th day of March, 2003, by and between UTEK CORPORATION, (hereinafter called "Assignor") and CIRCLE GROUP HOLDINGS, INC., (hereinafter called "Assignee") and BROOKHAVEN SCIENCE ASSOCIATES, LLC, (hereinafter called "Licensor"):

                                  WITNESSETH:
                                  -----------

        WHEREAS, on or about the 26th day of March, 2003, Assignor entered into a License Agreement with Licensor, a copy of which is attached hereto as Exhibit "A" and incorporated herein by reference (hereinafter the "License"); and

        WHEREAS, Assignor desires to assign to Assignee all of its right, title, and interest as Licensee under the License, and Assignee desires to accept such assignment and assume all of the obligations under the License; and

        WHEREAS, Licensor desires to join in this Assignment of License for the purpose of giving their consent to this assignment.

        NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration as set forth in a separate agreement between the Assignor and the Assignee. Assignor does hereby grant, convey, assign, transfer and set over unto the Assignee, his successors and assigns all of its right, title and interest in and to that certain License attached hereto as Exhibit "A" and incorporated herein by reference.

        TO HAVE AND TO HOLD the same unto the Assignee, its successors and assigns from this date, subject to the covenants, conditions and provisions therein also mentioned and subject to the following terms and conditions:

        1. The Assignor hereby covenants that the attached License (Exhibit ("A") represents the entire agreement between the Assignor and the Licensor, and the said License is in full force and effect, and the said License has not been assigned, modified, supplemented or amended in any way.

        2. By execution of this Agreement, Assignee hereby represents it has read and understands all terms and conditions of the License and covenants that it accepts the foregoing assignment and transfer and agrees to pay all royalties and to faithfully perform all covenants, stipulations, agreements and obligations under the License accruing on or after the date of this Assignment.

        3. Notwithstanding anything in the License to the contrary, or anything in said Assignment to the contrary, if the License requires Licensor to give written notice to Assignee under the License, Licensor shall be required henceforth to give such written notice to the following address of
Assignee:

                          Circle Group Holdings, Inc.
                               1011 Campus Drive
                           Mundelein, Illinois 60060
                         Telephone No.: (847) 549-6002

        4. Licensor consents to this Assignment and this Assignment shall be effective only after this Assignment is executed and acknowledged by Assignor, Assignee, and Licensor with two subscribing witnesses attesting to each signature, and with two fully executed originals of this instrument being delivered to and received by the Licensor.

        5. CIRCLE GROUP HOLDINGS, INC. acknowledges and understands that UTEK CORPORATION and UTEK CORPORATION make no representations and provide no assurances that the rights to the Technology and Intellectual Property contained in the License Agreement do not, and will not in the future, infringe or otherwise violate the rights of the third parties.

        6. Except as otherwise expressly set forth in this Agreement, UTEK CORPORATION makes no representations and extends no warranties of any kind, either express or implied, including, but not limited to warranties of merchantability, fitness for a particular purpose, noninfringement and validity of the Intellectual Property.

        7. CIRCLE GROUP HOLDINGS, INC. will use its best efforts to ensure that the shares issued in consideration for this assignment will, at the requests of the Assignor and/or Licensor, have the legends removed and be available for sale in the public market place, subject to SEC Rule 14a, after 12 months.

        IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

Signed, sealed and delivered in
the presence of:

                                        As to Assignor
                                        UTEK CORPORATION,
                                        a Florida corporation

/s/ Carole Y. LaMura                    By: /s/ Sam Reiber
---------------------------------           ------------------------------------
[SIGNATURE]

/s/ Carole Y. LaMura                    Its: Vice President
---------------------------------
[PRINTED NAME]

/s/ Ira Weinstein                       Date: March 25, 2003
---------------------------------
[SIGNATURE]

/s/ Ira Weinstein
---------------------------------
[PRINTED NAME]

                                        As to Assignee
                                        CIRCLE GROUP HOLDINGS, INC.
                                        an Illinois Corporation

/s/ Michael J. Theriault                By: /s/ Gregory J. Halpern
---------------------------------           ------------------------------------
[SIGNATURE]

/s/ Michael J. Theriault                Its: Chief Executive Officer
---------------------------------
[PRINTED NAME]

/s/ Mary A. Schmidtke                   Date: March 26, 2003
---------------------------------
[SIGNATURE]

/s/ Mary A. Schmidtke
---------------------------------
[PRINTED NAME]


                                        As to Licensor
                                        Brookhaven Science Associates, LLC
                                        a New York Not-For-Profit Corporation

                                        By: /s/ illegible
---------------------------------           ------------------------------------
[SIGNATURE]

                                        Its: Private Counsel
---------------------------------
[PRINTED NAME]

                                        Date: March 26, 2003
---------------------------------
[SIGNATURE]


---------------------------------
[PRINTED NAME]